Birner Dental Management Services, Inc. Announces Earnings for 1Q 2011

DENVER, May 16, 2011 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH®dental practices and Vantage Dental Implant Center, announced results for the quarter ended March 31, 2011. For the quarter ended March 31, 2011, revenue increased $628,000, or 3.8%, to $17.1 million. The Company's earnings before, interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation and discontinued operations ("Adjusted EBITDA") decreased $557,000, or 28.2%, to $1.4 million. Net income for the quarter ended March 31, 2011 decreased $148,000, or 27.7%, to $386,000 compared to $534,000 for the same period of 2010. Earnings per share decreased 28.3%, to $0.20 for the quarter ended March 31, 2011 compared to $0.28 for the quarter ended March 31, 2010.

The increase in revenue of $628,000 for the quarter ended March 31, 2011 was attributable to $393,000 in additional revenue related to two de novo offices opened in the first and fourth quarters of 2010 and an increase in same store revenue (based on 62 offices open during each full quarter) of $236,000.

While the Company's Perfect Teeth dental offices generated strong financial results in the first quarter of 2011, the performance of Vantage Dental Implant Center negatively affected the Company's Adjusted EBITDA and earnings. The Company anticipates this to continue into 2011.

During the first quarter of 2011, the Company had capital expenditures of $720,000, purchased 2,500 shares of its Common Stock for approximately $48,000 and paid out approximately $370,000 in dividends to its shareholders while decreasing total bank debt outstanding by approximately $377,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 117 dentists. The Company operates its dental offices under the PERFECT TEETH® name. Birner Dental also operates one Vantage Dental Implant Center in Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2011 on Monday, May 16, 2011 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-299-7209 and refer to Confirmation Code 1172193 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 16, the rebroadcast number is 1-888-203-1112 with the pass code of 1172193. This rebroadcast will be available through May 31, 2011.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2011 and other future periods, implied future results as a result of the Company's training program to improve productivity of its dentists and hygienists and results at the Vantage Dental Implant Center opened in October 2010. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended
	March 31,
	2010		2011

REVENUE:	$ 16,446,882		$ 17,075,202

DIRECT EXPENSES:
Clinical salaries and benefits	9,421,333		9,712,072
Dental supplies	582,364		801,544
Laboratory fees	716,549		715,479
Occupancy	1,297,668		1,350,391
Advertising and marketing	191,407		577,344
Depreciation and amortization	565,265		618,194
General and administrative	1,311,495		1,603,838
	14,086,081		15,378,862

Contribution from dental offices	2,360,801		1,696,340

CORPORATE EXPENSES:
General and administrative	1,184,167	(1)	1,019,061	(1)
Depreciation and amortization	21,624		19,583

OPERATING INCOME	1,155,010		657,696
Interest expense, net	52,836		24,705

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,102,174		632,991
Income tax expense	473,935		246,867

INCOME FROM CONTINUING OPERATIONS	628,239		386,124

DISCONTINUED OPERATIONS:
Operating (loss) attributable to assets disposed of	(164,707)		-
Income tax benefit	70,824		-

LOSS ON DISCONTINUED OPERATIONS	(93,883)		-

NET INCOME	$ 534,356		$ 386,124

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.34		$ 0.21
Discontinued Operations	(0.05)		-
Net income per share of Common Stock - Basic	$ 0.29		$ 0.21

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.33		$ 0.20
Discontinued Operations	(0.05)		-
Net income per share of Common Stock - Diluted	$ 0.28		$ 0.20

Cash dividends per share of Common Stock	$ 0.20		$ 0.20

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,867,908		1,852,001

Diluted	1,903,853		1,918,207

(1)

Corporate expense - general and administrative includes $150,329 of stock-based compensation expense pursuant to ASC Topic 718 and $84,349 related to a long-term incentive program for the quarter ended March 31, 2010 and $43,019 of stock-based compensation expense pursuant to ASC Topic 718 and $81,414 related to a long-term incentive program for the quarter ended March 31, 2011.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
ASSETS	2010	2011
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 406,208	$ 924,578
Accounts receivable, net of allowance for doubtful
accounts of $315,333 and $308,206, respectively	3,429,373	3,542,116
Deferred tax asset	207,530	207,530
Income Tax Receivable	435,800	-
Prepaid expenses and other assets	598,297	1,014,573

Total current assets	5,077,208	5,688,797

PROPERTY AND EQUIPMENT, net	5,123,934	5,381,006

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,941,931	11,764,343
Deferred charges and other assets	155,674	155,674
Notes receivable	167,420	162,627

Total assets	$ 22,466,167	$ 23,152,447

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,163,082	$ 2,570,468
Accrued expenses	2,410,689	2,026,102
Accrued payroll and related expenses	1,945,020	2,641,733
Income taxes payable	18,484	240,351
Current maturities of long-term debt	690,000	460,000
Liabilities related to discontinued operations	50,207	30,055

Total current liabilities	7,277,482	7,968,709

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,265,436	1,265,436
Long-term debt, net of current maturities	3,747,017	3,600,000
Other long-term obligations	2,254,539	2,301,520

Total liabilities	14,544,474	15,135,665

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,850,716 and 1,852,327 shares issued and outstanding, respectively	493,638	570,571
Retained earnings	7,433,205	7,448,864
Accumulated other comprehensive loss	(5,150)	(2,653)

Total shareholders' equity	7,921,693	8,016,782

Total liabilities and shareholders' equity	$ 22,466,167	$ 23,152,447

** Derived from the Company’s audited consolidated balance sheet at December 31, 2010.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations before income tax expense, depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2010	2011
RECONCILIATION OF EBITDA:
Net income	$534,356	$386,124
Add back:
Discontinued operations
(before income tax expense)	164,707	-
Depreciation and amortization - Offices	565,265	618,194
Depreciation and amortization - Corporate	21,624	19,583
Stock-based compensation expense	234,678	124,433
Interest expense, net	52,836	24,705
Income tax expense	403,111	246,867

Adjusted EBITDA	$1,976,577	$1,419,906